UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2004

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 BERING DRIVE
SAN JOSE, CALIFORNIA
95131

(Address of Principal Executive Offices) (Zip Code)

(408) 434-0110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 3.3
Exhibit 4.1
Exhibit 4.2
Exhibit 10.21

Item 1.01. Entry into a Material Definitive Agreement.

     On December 1, 2004, Synaptics Incorporated (the “Company”) entered into a purchase agreement with Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC (the “Initial Purchasers”) to sell an aggregate of $100,000,000 of its 0.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Initial Purchasers received a discount of 3.0% of the par value of the Notes. The closing of the sale occurred on December 7, 2004. The Company has granted to the Initial Purchasers an option to purchase up to an additional $25,000,000 aggregate principal amount of Notes within 13 days of the purchase agreement. The purchase agreement is attached hereto as Exhibit 10.21.

     The Notes are convertible into shares of the Company’s common stock, initially at a conversion rate of 19.7918 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $50.53 per share of common stock (subject to adjustment in certain events). The Notes may be converted (1) if, during any calendar quarter commencing after December 31, 2004, the last reported sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 120% of the applicable conversion price on such last trading day; (2) on or after January 1, 2020; (3) if the Company has called the Notes for redemption; or (4) during prescribed periods, upon the occurrence of specified corporate transactions or fundamental changes. Upon conversion of the Notes, in lieu of delivering common stock, the Company may, in its discretion, deliver cash or a combination of cash and common stock.

     The Notes pay interest on June 1 and December 1 of each year, beginning on June 1, 2005 at an annual rate of 0.75% of the principal amount. The Company will pay additional contingent interest on the Notes if the average trading price of the Notes is above a specified level during a specified period.

     On or after December 1, 2009, the Company may redeem all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest. Holders of Notes may require the Company to repurchase all or part of their Notes on December 1, 2009, December 1, 2014, and December 1, 2019 and in the event of a fundamental change in the Company, at a price of 100% of the principal amount of Notes plus accrued and unpaid interest, including contingent interest. If not redeemed by the Company or repaid pursuant to the holders’ right to require repurchase, the Notes mature on December 1, 2024.

     The Notes are general unsecured obligations of the Company, ranking junior in right of payment to all of the Company’s existing and future senior indebtedness, including any indebtedness under the Company’s existing or any future credit facility, equally in right of payment with any existing and future indebtedness or other obligations that are not by their terms either senior or subordinated to the Notes, and senior in right of payment to any of the Company’s future indebtedness that, by its terms, is subordinated to the Notes. In addition, the Notes are effectively subordinated to any of the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries. The Notes are issued pursuant to the provisions of an Indenture, dated December 7, 2004, between the Company and American Stock Transfer & Trust Company, as trustee, which is attached hereto as Exhibit 4.1.

     In connection with the sale of the Notes, the Company entered into a registration rights agreement with the Initial Purchasers, under which the Company has agreed to prepare and file a shelf registration statement with the Securities and Exchange Commission covering the resale of the Notes and the common stock issuable upon conversion of the Notes no later than 90 days following the first date of original issuance of the Notes, and thereafter to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days of the first date of original issuance of the Notes. The registration rights agreement is attached hereto as Exhibit 4.2.

Item 3.02. Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the Notes. The sale of the Notes was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The closing of the sale occurred on December 7, 2004.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Exhibits
3.3	Certificate of Amendment of Certificate of Incorporation of the Registrant

4.1	Indenture, dated December 7, 2004, by and between the Registrant and American Stock Transfer & Trust Company

4.2	Registration Rights Agreement, dated December 7, 2004, by and among the Registrant; Bear, Stearns & Co. Inc.; and Credit Suisse First Boston LLC

10.21	Purchase Agreement, dated December 1, 2004, by and among the Registrant; Bear, Stearns & Co. Inc.; and Credit Suisse First Boston LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: December 7, 2004	By:	/s/ Russell J. Knittel

Russell J. Knittel
Senior Vice President, Chief Financial
Officer, Chief Administrative Officer,
and Secretary

EXHIBIT INDEX

3.3	Certificate of Amendment of Certificate of Incorporation of the Registrant

4.1	Indenture, dated December 7, 2004, by and between the Registrant and American Stock Transfer & Trust Company

4.2	Registration Rights Agreement, dated December 7, 2004, by and among the Registrant; Bear, Stearns & Co. Inc.; and Credit Suisse First Boston LLC

10.21	Purchase Agreement, dated December 1, 2004, by and among the Registrant; Bear, Stearns & Co. Inc.; and Credit Suisse First Boston LLC